UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2008

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2008, acting pursuant to the authority of the Board of Directors (the “Board”) of Marvell Technology Group Ltd. (the “Company”), the Company entered into a form of indemnification agreement (the “Indemnification Agreement”) with each of the following: Dr. Sehat Sutardja, Dr. Pantas Sutardja, Kuo Wei (Herbert) Chang, Dr. Juergen Gromer, Dr. John Kassakian, Arturo Krueger, Clyde Hosein and George de Urioste.  This replaces the indemnification agreements previously entered into by the Company with each of Mr. Hosein and Mr. de Urioste.  Previously, on September 10, 2008, the Board approved the Indemnification Agreement attached hereto as Exhibit 10.1.

These agreements provide for the circumstances under which the Company will indemnify the Company’s directors and executive officers and pay their expenses if they become involved in litigation as a result of their service with the Company.  The agreements also provide a number of circumstances under which we will not indemnify the Company’s directors and executive officers or pay their expenses pursuant to the agreements.  The benefits provided under these agreements are in addition to those provided by the Company’s Second Amended and Restated Bye-Laws.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 10, 2008

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Clyde Hosein
Clyde Hosein
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement.